Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-189008 on Form N-2 of our report dated April 26, 2019, relating to the financial statements and financial highlights of Destra Multi-Alternative Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended February 28, 2019, and to the references to us under the heading “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

Costa Mesa, California

June 28, 2019